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                                EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS




   We consent to the use in this Amendment No. 3 of the Registration Statement of Dakota Cooperative Telecommunications, Inc. (to become Dakota Telecommunications Group, Inc.) and Dakota Telecommunications Group (Delaware), Inc. on Form S-4 of our report dated January 18, 1997, on the consolidated financial statements of Dakota Cooperative Telecommunications, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years then ended, and our report dated January 18, 1997, on the combined statements of operations and accumulated deficit, and cash flows of TCIC Communications, Inc. and I-Way Partners, Inc. for the eleven months ended November 30, 1996. We also consent to the references to us under the headings "The Conversion," "The Merger" and "Independent Public Accountants" in the Prospectus and Ballot/Proxy Statement, which is part of this Registration Statement.




                              /s/ Olsen Thielen & Co., Ltd.

                              Olsen Thielen & Co., Ltd.


St. Paul, Minnesota
   June 9, 1997